Exhibit 10.1

COMPLETE SOLARIA, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of May 1, 2024 (the “Effective Date”) by and between Complete Solaria, Inc., a Delaware corporation (the “Company”, and together with its undersigned Company affiliates, “Complete Solaria”) and Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV LLC (collectively, the “Investors”, and each of the Investors and Complete Solaria, a “Party Group”).

Recitals:

(A) Whereas, Complete Solaria has entered into the following agreements with the Investors (collectively, the “Investor Agreements”): (a) that certain Securities Purchase Agreement dated December 13, 2018 (as may be amended and/or restated, the “Purchase Agreement”)); (b) each Senior Subordinated Convertible Secured Note issued to Investors (as may be amended and/or restated, collectively the “Notes”) issued under the Purchase Agreement; (c) any security agreement securing the Notes including that certain Security Agreement dated December 13, 2018 (as each may be amended and/or restated, the “Securities Agreement”) underwhich Investor serves as Agent (as defined therein) for each of the Holders (as defined therein) of the Notes (as defined therein); (d) that certain Secured Credit Facility Agreement dated December 22, 2022 (as may be amended and/or restated); (e) that certain Assignment and Acceptance Agreement dated October 5, 2023 (as may be amended and/or restated, the “Assignment”); (f) the Credit Agreement (as defined in the Assignment)(as may be amended and/or restated); and (g) and all other Loan Documents (as defined in the Assignment)(as may be amended and/or restated);and

(B) Whereas, in exchange for the Stock (defined below) and Warrants to Purchase Common Stock in substantially the form attached hereto as Exhibit B (the “Warrant”, and each share of Common Stock subject to the Warrant a “Warrant Share”) issued by the Company to the Investors, the Investors wish to terminate all of each Investors’ Interest in the Investor Agreements.

Agreement:

Now therefore, the undersigned parties agree as follows:

1. (a) Purchase and Sale of Stock.

Total shares of Stock purchased:	9,800,000 shares of Common Stock of the Company (the “Stock”).
Form of Payment:	Cancellation of contracts and indebtedness as set forth below.

Investors agree to purchase from the Company, and the Company agrees to sell to Investors, the number of shares of Stock set forth above. Further, each Investor agrees to purchase from the Company, and the Company agrees to sell to each Investor a Warrant with an exercise price per share equal to the market closing price per share of the Company’s Common Stock as reported by Nasdaq as of the date of this Agreement. Each Investor will purchase its allocation of the Stock and Warrant shares set forth on Exhibit D. As consideration for the Stock and the Warrant Shares, Complete Solaria and the Investors hereby agree to (i) terminate all of each Investor’s interest in Investor Agreements, so that the Investor Agreements are of no further force or effect by and between the Company and each Investor, (ii) cancel all debt owed to the Investors by Complete Solaria and its affiliates, (iii) satisfy all obligations of Complete Solaria owed to each Investor under the Investor Agreements in full, and (iv) Investors will pay Company $0.125 for each Warrant Share (for an aggregate payment of $462,500.00) pursuant to Company wire instructions set forth on Exhibit C hereto. The closing of the transactions contemplated by this Agreement, including payment for and delivery of the Stock, Warrant, and the cancellation of the Investor Agreements, will occur at that time when both of the following conditions are met: (1) CRSEF Solis Holdings, L.L.C. and its affiliates (collectively “Carlyle”) execute an agreement (the “Cancellation Agreement”) to cancel all debt owed to Carlyle by Complete Solaria, the execution of the Cancellation Agreement; and (2) all debt owed to Carlyle and its affiliates by Complete Solaria is no longer outstanding (the “Carlyle Debt Cancellation”).

Common Stock Purchase Agreement

(b) Performance Payment. The Company agrees to pay Investors one $3,750,000 payment (the “Performance Payment”) in cash upon the earlier of (i) the Company achieving $100,000,000 of trailing twelve month revenue (“TTM Revenue”), or (ii) the Company achieving $10,000,000 of trailing twelve month EBITDA (“TTM EBITDA”). No Performance Payment will be made prior to January 1, 2026. Thereafter, the Company will have 20 days from the date filing of the first form 10-K or form 10-Q, as applicable is required, reflecting the TTM Revenue or TTM EBITDA (or, if the Company is not obligated to file form 10-K or form 10-Q, the end of the most recent quarter in which the Company achieves the TTM Revenue or TTM EBITDA) to pay the Performance Payment to Investors. The Company will make the payment pursuant to wire instructions attached hereto as Exhibit A or as otherwise directed Investors in writing. Late payments will bear interest at the rate of 10% per annum. For the avoidance of doubt, the Company will only make one single Performance Payment that may be divided among the Investor entities. In no event shall payments under this section exceed $3,750,000.

(c) Rule 144 Information. The Company shall make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144 under the Act (as defined below), at all times after the Effective Date.

(d) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from an Investor that Company file a Form S-3 registration statement with respect to all the shares of common stock of the Company held by the Investors having an anticipated aggregate offering price, net of Selling Expenses, of at least $2,000,000, then the Company shall as soon as practicable, and in any event within 45 days after the date such request is given by an Investor, file a Form S-3 registration statement under the Act covering all shares of common stock of the Company held by all Investors.

(e) Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investors) any of its common stock under the Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give Investors notice of such registration. Upon the request of Investors, given within 20 days after such notice is given by the Company, the Company shall cause to be registered all of the shares of common stock held by Investors. The Company shall have the right to terminate or withdraw any registration initiated by it before the effective date of such registration, whether or not Investors have elected to include shares of common stock of the Company in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company. “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of shares of common stock of the Company, and fees and disbursements of counsel for Investors except for the fees and disbursements of one counsel for the Investors which shall be borne and paid for by the Company.

2. Company Representations. In connection with the purchase of the Stock, the Company represents to the Investors the following:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.

Common Stock Purchase Agreement

(b) As of April 30, 2024 the Company has [_________] shares of voting Common Stock issued and outstanding. The Company has no shares of Preferred Stock issued and outstanding. The Company has no shares of nonvoting Common Stock or Preferred Stock issued and outstanding.

(c) All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into this Agreement, and to issue the Stock has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Agreement and the issuance and delivery of the Stock has been taken. The Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) The Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of the Investors in Section 3, the Stock will be issued in compliance with all applicable federal and state securities laws. The filings of the Company pursuant to the Act fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein and contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and there has been no material change since the last such filing.

3. Investment Representations. In connection with the purchase of the Stock, each Investor represents to Complete Solaria the following:

(a) Investor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Investor is purchasing the Stock for investment for Investor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Investor understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Investor’s investment intent as expressed in this Agreement.

(c) Investor further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Investor further acknowledges and understands that the Company is under no obligation to register the Stock. Investor understands that the certificate evidencing the Stock will be imprinted with a legend that prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Investor is familiar with the provisions of Rule 144 under the Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(e) Investor further understands that at the time Investor wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Investor may be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

Common Stock Purchase Agreement

(f) Investor further warrants and represents that Investor has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Investor’s own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of Investor or of professional advisors to Investor who are unaffiliated with and who are not compensated by the Complete Solaria or any of its affiliates, directly or indirectly.

(g) Investor acknowledges that Investor has read all tax related sections and further acknowledges Investor has had an opportunity to consult Investor’s own tax, legal and financial advisors regarding the purchase of common stock under this Agreement.

(h) Investor acknowledges and agrees that in making the decision to purchase the common stock under this Agreement, Investor has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement.

(i) If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Investor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock.  Investor’s subscription and payment for and continued beneficial ownership of the Stock will not violate any applicable securities or other laws of Investor’s jurisdiction.

(j) Investor has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.

(k) All corporate action required to be taken by Investor in order to authorize Investor to enter into this Agreement, and terminate the Investor Agreements has been taken. All action on the part of the officers of Investor necessary for the execution and delivery of this Agreement, the performance of all obligations of Investor under this Agreement has been performed. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Investor in connection with the consummation of the transactions contemplated by this Agreement. The execution of this Agreement by Investor is sufficient to terminate the Investor Agreements.

(l) Other than this Agreement and warrants to purchase Common Stock issued on or before the date of this Agreement, Investor represents that the Investor Agreements are all of the agreements and understandings by and between Investor and Complete Solaria.

(m) Investor represents and warrants that after the issuance of the Stock to Investor, Investor holds no debt instrument issued by Complete Solaria or its affiliates or subsidiaries, and Investor is not a party to any agreement by and between the Company and Investor other than this Agreement and warrants to purchase Common Stock issued on or before the date of this Agreement.

Common Stock Purchase Agreement

4. Waiver and Release; Covenant Not to Sue.

(a) Release. In consideration of the mutual premises and covenants herein, to the fullest extent permitted by law, each Party Group (each a “Releasor”), for itself and on behalf of each of its affiliates, and its and their representatives, agents, estates, heirs, successors and assigns, hereby irrevocably, unconditionally and fully and forever acquits, releases, waives and discharges, and further covenants and each agrees that it will not assert any claims, other than claims resulting from gross negligence or willful misconduct on the part of any Released Party (as defined below), against the other Party Group and any of its officers, directors, employees, agents, attorneys, divisions, affiliated corporations, affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, crossclaims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that such Releasor had, presently has or may hereafter have or claim or assert to have against any of such Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the date hereof (the “Released Matters”).

(b) Covenant Not to Sue. Each Releasor, on behalf of itself and its affiliates, successors, and assigns, hereby covenants not to directly or indirectly assert any rights against the other Party Group’s Released Parties, other than those rights resulting from gross negligence or willful misconduct of any such Released Party, based upon any of the Released Matters. The provisions of this Agreement will extend and inure to the benefit of and be binding upon, in addition to each party, the respective legal successors, distributees and assigns of such party (including an acquirer of or successor to all or substantially all of such party’s stock, assets or business) just as if such successors, distributees or assigns had executed this Agreement.

(c) Waiver of Unknown Future Claims. The releases contained herein are intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein as of the date hereof. Each Releasor hereby expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the released party, including the following provisions of California Civil Code Section 1542: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY”.

5. Termination of Security Interests. Investors hereby release and terminate all security interests in, and liens on, Complete Solaria property and assets. Investors hereby covenant and agree to work with Complete Solaria in good faith to terminate all security interests or liens on Complete Solaria assets held by the undersigned, and execute any agreements to terminate said security interests or liens that Complete Solaria may reasonably request from time to time. For the avoidance of doubt, Investors hereby release their security interest in any property of SolarCA, LLC (as successor to The Solaria Corporation), and Investor as Agent under the Security Agreement consents to the sale of assets by the Company under the Asset Purchase Agreement dated September 19, 2023 among the Complete Solaria and Maxeon Solar Technologies, Ltd., and to the release of all liens on the Purchased Assets (as defined in the Asset Purchase Agreement).

Common Stock Purchase Agreement

6. Restriction on Issuance. The Company covenants and agrees not to issue more than 9,800,000 shares of the Company’s Common Stock and no more than 3,700,000 shares issuable upon exercise of a Warrant to purchase Common Stock to Carlyle in connection with the Carlyle Debt Cancellation.

7. Restrictive Legends. All certificates representing the Stock will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Any legend required by applicable blue sky laws.

8. Miscellaneous.

(a) Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address set forth on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of Complete Solaria and, subject to the restrictions on transfer herein set forth, be binding upon each Investor, each Investor’s successors, and assigns.

(c) Attorneys’ Fees. The prevailing party in any suit or action hereunder will be entitled to recover from the losing party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(d) Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

Common Stock Purchase Agreement

(f) Further Information and Action.  Upon request from the Company at any time, each Investor (and any individuals affiliated with the Investors that are beneficial owners of the Company, if applicable) agrees to promptly provide the Company with such information and take such other actions as the Company may request in connection with any obligations the Company may have under applicable law, rule, or regulation, or to comply with requests by applicable regulatory authorities.  Each Investor hereby represents and warrants that all information provided pursuant to this paragraph shall be accurate and complete, and covenants that Investor (and any individuals affiliated with Investor that are beneficial owners of the Company, if applicable) will submit to the Company (or other recipient as directed by the Company) any updates to such information within 15 days after any change in, or correction to, any such information. For purposes of this paragraph, the term “beneficial owner” shall have the meaning ascribed to it in the Bank Secrecy Act as amended by the Corporate Transparency Act and any regulations promulgated thereunder (as amended from time to time).

(g) Independent Counsel. Investors acknowledge that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Investors in any capacity. Investors have been provided with an opportunity to consult with Investor’s own counsel with respect to this Agreement.

(h) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(j) Counterparts. This Agreement (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Common Stock Purchase Agreement

The undersigned parties acknowledge receipt of, and understand and agree to, this Common Stock Purchase Agreement as of the date set forth above.

COMPANY:

Complete Solaria, Inc.

By:
Name:
Title:

Email:

Address:

FIRST COMPANY AFFILIATE:

Solar CA, LLC a Delaware limited liability company successor to THE SOLARIA CORPORATION, a Delaware corporation

By:
Name:
Title:

Email:

Address:

SECOND COMPANY AFFILIATE:

CS, LLC

By:
Name:
Title:

Email:

Address:

Common Stock Purchase Agreement

FIRST INVESTOR:

Kline Hill Partners IV SPV LLC

By:
Name:
Title:

Email:

Address:

SECOND INVESTOR:

Kline Hill Partners Opportunity IV SPV LLC

By:
Name:
Title:

Email:

Address:

THIRD INVESTOR (and as Agent under the Security Agreement):

Kline Hill Partners Fund LP By: KHP Fund GP LLC, its general partner

By:
Name:
Title:

Email:

Address:

Common Stock Purchase Agreement

Exhibit A

Investor Wire Instructions

Common Stock Purchase Agreement

Exhibit B

Warrant to Purchase Common Stock

Common Stock Purchase Agreement

Exhibit C

Company Wire Instructions

Common Stock Purchase Agreement

Exhibit D

Investor Common Stock and Warrant Allocations

	Shares of Stock	Warrant Shares
Kline Hill Partners Fund LP	4,804,952	1,814,114
Kline Hill Partners IV SPV LLC	2,497,524	942,943
Kline Hill Partners Opportunity IV SPV LLC	2,497,524	942,943
Total	9,800,000	3,700,000

Common Stock Purchase Agreement